As filed with the Securities and Exchange Commission on October 15, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARDICA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3287832 (I.R.S. Employer Identification No.)

900 Saginaw Drive
Redwood City, CA 94063
(650) 364-9975
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

Bernard A. Hausen, M.D., Ph.D.
President and Chief Executive Officer
Cardica, Inc.
900 Saginaw Drive
Redwood City, CA 94063
(650) 364-9975
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
SUZANNE SAWOCHKA HOOPER, ESQ.
Cooley Godward Kronish LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155
(650) 843-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate	Amount of
Securities To Be Registered	Registered	Share	Offering Price	Registration Fee
Common Stock, $0.001 par value per share	—	—	$40,000,000.00(1)	$1,228.00(1)
Common Stock, $0.001 par value per share	2,579,795(2)	$13.18(3)	$34,001,698.10(3)	$1,043.86
Total	—	—	$74,001,698.10	$2,271.86

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	2,579,795 shares of the Registrant’s common stock registered hereunder are registered for resale by the selling stockholder named in the prospectus. In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers such additional shares as may be offered or issued to prevent dilution to the indicated number of shares resulting from stock splits, dividends, recapitalizations or certain other capital adjustments.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share is based upon the average of the high and low prices on The Nasdaq Global Market for shares of the Registrant’s common stock on October 11, 2007.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ABOUT THIS PROSPECTUS
RISK FACTORS
FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
SELLING STOCKHOLDER
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
EXHIBIT 4.5
EXHIBIT 5.1
EXHIBIT 23.1

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to Completion, Dated October 15, 2007
PROSPECTUS
Common Stock
     From time to time, we may offer and sell shares of common stock in amounts, at prices and on terms described in one or more supplements to this prospectus, to be determined at or prior to the time of sale, up to $40,000,000. In addition, the selling stockholder named under the caption “Selling Stockholder” may offer from time to time up to an aggregate of 2,579,795 shares of our common stock. We will receive no proceeds from the sale of shares sold by the selling stockholder under this prospectus.
     We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully before buying any of the securities being offered.
     Our common stock is traded on the Nasdaq Global Market under the symbol “CRDC.” On October 12, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $13.20. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.
     Investing in our common stock involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.
     This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
     The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                , 2007.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, referred to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we and the selling stockholder may offer shares of our common stock in one or more offerings. The total dollar amount of shares we may offer is $40,000,000, and the total number of shares of our common stock the selling stockholder, Guidant Investment Corporation, may offer is 2,579,795. This prospectus provides you with a general description of the securities we and Guidant Investment Corporation may offer. We will provide a prospectus supplement that contains specific information about any offering by us or Guidant Investment Corporation. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, includes all material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
     You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
     This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information.”
     Cardica, Inc., the Cardica, Inc. logo and all other Cardica names are trademarks of Cardica, Inc. in the United States and in other selected countries. All other brand names or trademarks included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective holders.

     Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Cardica,” “we,” “our” or similar references mean Cardica, Inc.
CARDICA, INC.
     We design and manufacture proprietary automated anastomotic systems used by surgeons to perform coronary artery bypass surgery. In coronary artery bypass grafting, or CABG, procedures veins or arteries are used to construct alternative conduits to restore blood flow beyond narrowed or occluded portions of coronary arteries, “bypassing” the narrowed or occluded portion of the artery that is impairing blood flow to the heart muscle. Our first two systems, the C-Port ® Distal Anastomosis System, or C-Port system, and the PAS-Port ® Proximal Anastomosis System, or PAS-Port system, provide cardiovascular surgeons with easy-to-use automated systems to perform consistent, rapid and reliable connections, or anastomoses, of the vessels, which surgeons generally view as the most critical aspect of the bypass procedure. Our C-Port systems are each used to perform a distal anastomosis, which is the connection of a bypass graft vessel to the occluded vessel downstream of the occlusion. Our PAS-Port system is used to perform a proximal anastomosis, which is the connection of a bypass graft vessel to the aorta, the source of blood for the bypass. We currently sell C-Port systems in the United States and Europe, and the PAS-Port system in Europe and in Japan through our distributor, Century Medical, Inc. Our strategy is to further enhance and leverage our technology to develop additional automated anastomotic systems that facilitate the performance of minimally invasive endoscopic coronary bypass surgery, as well as automated systems to be used in other surgical applications, such as vascular closure.
     We were incorporated in Delaware in October 1997 as Vascular Innovations, Inc., and changed our name to Cardica, Inc., in November 2001. Our principal executive offices are located at 900 Saginaw Drive, Redwood City, California 94063 and our telephone number is (650) 364-9975. Our website address is www.cardica.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.
RISK FACTORS
     Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.
FORWARD-LOOKING STATEMENTS
     This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other important factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These forward-looking statements include, but are not limited to, statements about:
•	our expectations regarding regulatory approvals;
•	adoption of our products by cardiothoracic surgeons;
•	our strategy, including our plans with respect to presenting clinical data and initiating clinical trials;
•	our research and development programs, including clinical testing;
•	sufficiency of our cash resources;
•	revenue from partnering arrangements;
•	our research and development and other expenses; and
•	our operations and legal risks.
     In some cases, forward-looking statements can be identified by words such as “expect,” “anticipate,” “intend,” “believe,” “hope,” “assume,” “estimate,” “plan,” “will” and other similar words and expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are statements about our beliefs, intent or expectations, primarily with respect to our operations and related industry developments and involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements. We discuss many of these risks, uncertainties and other important factors in greater detail under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find Additional Information,” completely and with the understanding that our actual future results may be materially different from what we expect.
     Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS
     Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from sales of common stock offered by us for general corporate purposes, which may include research and development and repayment of indebtedness outstanding from time to time. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently are not planning or negotiating any such transactions. Pending these uses, the net proceeds will be invested in investment-grade, interest-bearing securities.
     We will not receive any proceeds from the sale of shares of common stock by the selling stockholder.
SELLING STOCKHOLDER
     Guidant Investment Corporation, the selling stockholder, is our largest investor, having invested an aggregate of approximately $14.0 million in our preferred stock in June 2002 and August 2003, which shares were converted into an aggregate of 1,147,245 shares of our common stock upon completion of our initial public offering. Additionally, in 2003 we borrowed $10.3 million from Guidant Investment Corporation and issued promissory notes, referred to as the Notes. In connection with this loan, and for a fee of $250,000, we granted Guidant Investment Corporation a right to negotiate exclusively to acquire us and also agreed not to enter into any change-in-control transaction during the period between the signing of the strategic agreement and November 2004. The exclusive negotiation right terminated in November 2004. In November 2006, we entered into a note conversion agreement with Guidant Investment Corporation pursuant to which it converted $7.2 million of the outstanding principal amount under the Notes into an aggregate of 1,432,550 shares of our common stock. The remaining principal balance of $3.1 million along with accrued interest of approximately $2.7 million was paid in cash to Guidant Investment Corporation in full satisfaction of all amounts owing under the Notes, and the Notes were cancelled. We have also granted to Guidant Investment Corporation certain registration rights pursuant to investor rights agreements initially entered into in June 2002 and in November 2006, each of which has been amended. Additionally, we had commercial agreements with Guidant Corporation, an affiliate of Guidant Investment Corporation, all of which terminated during or prior to our fiscal year ended June 30, 2005.
     This prospectus covers up to an aggregate of all 2,579,795 shares of our common stock held by Guidant Investment Corporation and any additional shares that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions, collectively referred to as the Shares.
     Except as otherwise disclosed in this prospectus, Guidant Investment Corporation does not have and, within the past three fiscal years has not had, any position, office or other material relationship with us.
     Guidant Investment Corporation may from time to time sell some, all or none of the Shares. In addition, Guidant Investment Corporation may sell, transfer or otherwise dispose of a portion of the Shares in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution.” We do not know how long Guidant Investment Corporation will hold the Shares before selling them. We currently have no agreements, arrangements or understandings with Guidant Investment Corporation regarding the sale of any of the Shares other than as set forth in the registration rights agreements associated with the preferred stock purchase agreements and the note conversion agreement.
     The table below sets forth information as of September 30, 2007 relating to the number of shares of our common stock owned by Guidant Investment Corporation, the number of shares that may be offered under this prospectus and the number of shares of our common stock to be owned by Guidant Investment Corporation after this offering is completed, assuming that all offered Shares are sold as contemplated herein. The number of shares in the column “Number of Shares Being Offered” represents all of the shares of our common stock that Guidant Investment Corporation may offer under this prospectus.
     Ownership is based upon information provided by Guidant Investment Corporation, Schedules 13D or 13G or other public documents filed with the SEC. The percentage of shares owned after the offering is based upon 13,623,624 shares of our common stock outstanding as of September 30, 2007, which includes the Shares offered by this prospectus by Guidant Investment Corporation but excludes any shares that may be offered by us pursuant to this prospectus.
     Guidant Investment Corporation may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the Shares since the date on which the information in the table below is presented. Information about Guidant Investment Corporation may change over time.

	Shares of Common Stock	Number of Shares	Shares Owned After Offering(1)
Name	Owned Prior to Offering	Being Offered (1)	Number	Percent
Guidant Investment Corporation	2,579,795	2,579,795	—	—

(1)	Assumes the sale of all Shares offered by Guidant Investment Corporation under this prospectus

PLAN OF DISTRIBUTION
     We or the selling stockholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholder may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. We or the selling stockholder may distribute securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
     A prospectus supplement or supplements will describe the terms of the offering of the securities, including:
•	the name or names of any underwriters, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
     Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
     If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholder may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholder may use underwriters with whom we have or the selling stockholder has a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
     We or the selling stockholder may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we or the selling stockholder will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any such agent will act on a best-efforts basis for the period of its appointment.
     We or the selling stockholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us or from the selling stockholder at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we or the selling stockholder must pay for solicitation of these contracts in the prospectus supplement.
     We or the selling stockholder may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us or the selling stockholder in the ordinary course of business.
     Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.
     Any underwriters that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

     In addition, we and the selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of our and the selling stockholder’s purchases and sales of the shares. We will make copies of this prospectus available to the selling stockholder and have informed it of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.
     Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us or the selling stockholder in the ordinary course of our business.
     In connection with the sale of shares or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may, in turn, engage in short sales of shares of common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver Shares to close out its short positions provided it has met its prospectus delivery obligations at the time of the short sale. The selling stockholder may also loan or pledge shares to broker-dealers that in turn may sell the shares offered hereby. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also sell the shares in privately negotiated transactions, through block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, through an exchange distribution in accordance with the rules of the applicable exchange, ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, to broker-dealers who may agree with the selling stockholder to sell a specified number of such Shares at a stipulated price per share or a combination of any of the foregoing methods described in this paragraph.
     The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and those sales conform to the requirements of that rule.
     From time to time, the selling stockholder may pledge or grant a security interest in some or all of the shares that it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell some or all of the shares from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) of the Securities Act, or another applicable provision of the Securities Act, which amends the list of selling stockholders to include the pledgees, transferees or other successors-in-interest as the selling stockholder under this prospectus.
     The selling stockholder also may transfer the shares in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the reselling beneficial owners for purposes of this prospectus.
     To the extent required pursuant to Rule 424(b) of the Securities Act, or other applicable rule, upon being notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or purchase by a broker or dealer, we will file a supplement to this prospectus. Such supplement will disclose:
•	the name of the participating broker-dealer(s);
•	the number of shares involved;
•	the price at which such shares were sold;
•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;
•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and
•	other facts material to the transaction.
     We will bear substantially all of the costs, expenses and fees in connection with the registration of the common stock, other than any commissions, discounts or other fees payable to broker-dealers in connection with any sale of shares by the selling stockholder, which will be borne by the selling stockholder. We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares.
     In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS
     Cooley Godward Kronish LLP, Palo Alto, California, has given its opinion to us as to certain legal matters relating to the validity of the shares of our common stock to be offered by us and the selling stockholder by this prospectus. The selling stockholder and any underwriters will be advised about the other issues relating to any offering by their own respective legal counsel.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2007, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Cardica. The SEC’s Internet site can be found at http://www.sec.gov.
     The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (Commission File No. 000-51772):
•	our annual report on Form 10-K for the year ended June 30, 2007 filed with the SEC on September 19, 2007 (the “2007 10-K”);
•	the information specifically incorporated by reference into our 2007 Form 10-K from our definitive proxy statement on Schedule 14A filed with the SEC on October 12, 2007;
•	our current report on Form 8-K filed with the SEC on July 2, 2007;
•	our current report on Form 8-K filed with the SEC on September 24, 2007;
•	our current report on Form 8-K filed with the SEC on October 12, 2007; and
•	the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on February 2, 2006, including any amendments or reports filed for the purpose of updating such description.
     Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.
     We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we file a post-effective amendment which indicates the termination of the offering of the securities made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
     We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents to Cardica, Inc., Attention: Corporate Secretary, 900 Saginaw Drive, Redwood City, California 94063; telephone number: (650) 364-9975.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$2,271.86
Nasdaq Global Market listing fee	65,000.00
Accounting fees and expenses	100,000.00
Legal fees and expenses	200,000.00
Transfer Agent fees and expenses	3,000.00
Printing and miscellaneous expenses	20,000.00

Total	$390,271.86
Item 15. Indemnification of Directors and Officers.
     Our amended and restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available. Each director will continue to be subject to liability for any breach of the director’s duty of loyalty to us or our stockholders and for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for unlawful payment of dividends or stock repurchases or for any transaction in which the director derived an improper personal benefit. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.
     Our amended and restated bylaws provide that we will indemnify our directors and executive officers, and may indemnify our other officers, employees and agents, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Under our amended and restated bylaws, we are also empowered to enter into indemnification agreements with our directors, officers and other agents and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. We have procured and intend to maintain a directors’ and officers’ liability insurance policy that insures such persons against the costs of defense, settlement or payment of a judgment under certain circumstances.
     We have entered into an indemnification agreement with Stephen Yencho, a member of our board of directors. Under this agreement, we are required to indemnify Dr. Yencho against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any actual or threatened proceeding, if he may be made a party to such proceeding because he is or was one of our directors or officers. We are obligated to pay these amounts only if Dr. Yencho acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests. The indemnification agreement also sets forth procedures that will apply in the event of a claim for indemnification. We are also obligated to advance expenses, subject to an undertaking to repay amounts advanced if Dr. Yencho is ultimately determined not to be entitled to indemnification.
     The indemnification provisions noted above may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities arising under the Securities Act of 1933, as amended.

Item 16. Exhibits.

Exhibit
Number	Description of the Document
1.1	Form of Underwriting Agreement (1)
3.1	Amended and Restated Certificate of Incorporation of Registrant (2)
3.2	Amended and Restated Bylaws of Registrant (2)
4.1	Reference is made to Exhibits 3.1 and 3.2
4.2	Specimen Common Stock Certificate (2)
4.3	Amended and Restated Investor Rights Agreement, dated August 19, 2003 (2)
4.4	Consent to Grant of Registration Rights and Amendment to Amended and Restated Investor Rights Agreement, dated November 7, 2006 (3)
4.5	Amendment of Registration Rights, dated October 15, 2007
4.6	Registration Rights Agreement, dated November 7, 2006 (3)
5.1	Opinion of Cooley Godward Kronish LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(2)	Filed as an exhibit to the Registrant’s registration statement on Form S-1 or amendments thereto (File No. 333- 129497) originally filed with the Securities and Exchange Commission on November 4, 2005, as amended, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2006, and incorporated herein by reference.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
           (i) If the Registrant is relying on 430B:
                (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          Or
          (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
     (7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
     (8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on October 11, 2007.

CARDICA, INC.
By:	/s/ Bernard A. Hausen, M.D., Ph.D.
Bernard A. Hausen, M.D., Ph.D.
Chief Executive Officer and President

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bernard A. Hausen, M.D., Ph.D., and Robert Y. Newell, and each or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (the “Registration Statement”) and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bernard A. Hausen, M.D., Ph.D. Bernard A. Hausen, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	October 11, 2007
/s/ Robert Y. Newell Robert Y. Newell	Chief Financial Officer (Principal Financial and Accounting Officer)	October 12, 2007
/s/ J. Michael Egan J. Michael Egan	Director	October 12, 2007
/s/ Kevin T. Larkin Kevin T. Larkin	Director	October 12, 2007
/s/ Richard P. Powers Richard P. Powers	Director	October 12, 2007
/s/ Jeffrey L. Purvin Jeffrey L. Purvin	Director	October 10, 2007
/s/ Robert C. Robbins, M.D. Robert C. Robbins, M.D.	Director	October 10, 2007
/s/ John Simon, Ph.D. John Simon, Ph.D.	Director	October 12, 2007
/s/ Stephen A. Yencho, Ph.D. Stephen A. Yencho, Ph.D.	Director	October 11, 2007
/s/ William H. Younger, Jr. William H. Younger, Jr.	Director	October 12, 2007

EXHIBIT INDEX

Exhibit
Number	Description of the Document
1.1	Form of Underwriting Agreement (1)
3.1	Amended and Restated Certificate of Incorporation of Registrant (2)
3.2	Amended and Restated Bylaws of Registrant (2)
4.1	Reference is made to Exhibits 3.1 and 3.2
4.2	Specimen Common Stock Certificate (2)
4.3	Amended and Restated Investor Rights Agreement, dated August 19, 2003 (2)
4.4	Consent to Grant of Registration Rights and Amendment to Amended and Restated Investor Rights Agreement, dated November 7, 2006 (3)
4.5	Amendment of Registration Rights, dated October 15, 2007
4.6	Registration Rights Agreement, dated November 7, 2006 (3)
5.1	Opinion of Cooley Godward Kronish LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley Godward Kronish LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)

(1)	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

(2)	Filed as an exhibit to the Registrant’s registration statement on Form S-1 or amendments thereto (File No. 333- 129497) originally filed with the Securities and Exchange Commission on November 4, 2005, as amended, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 8, 2006, and incorporated herein by reference.